UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2004 (October 21, 2004)

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 21, 2004, Axesstel, Inc., a Nevada corporation (the “Company”), sold 300,000 shares of common stock to Mike H.P. Kwon, the Company’s Chairman and Chief Executive Officer, upon partial exercise of a stock option held by Mr. Kwon. The exercise price of the stock option was $0.26 per share, resulting in net proceeds to the Company of $78,000. The option was originally issued on July 1, 2001 by Axesstel, Inc., a California corporation (“Axesstel California”), and was assumed by the Company upon the Company’s acquisition of Axesstel California in August 2002. The securities were offered and sold without registration under the Securities Act of 1933 to an accredited investor in reliance upon the exemption provided by Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend will be placed on the shares.

On October 25, 2004, the Company issued an aggregate of 382,352 shares of common stock to two private equity funds managed by Nikko Antfactory K.K, a Japanese venture capital group, upon the conversion of warrants held by these funds. The shares were issued pursuant to warrant agreements entered into in January 2004. The warrant agreements permitted the holders to purchase up to an aggregate of 500,000 shares of common stock at an exercise price of $1.00 per share, and included a “net exercise” right. Such right permitted the warrants to be converted, in lieu of cash exercise, into a number of shares of common stock determined by multiplying the number of shares purchasable under the warrant by the difference between the fair market value of the common stock on the date of conversion and the warrant exercise price, and dividing such product by the fair market value of the common stock on the date of conversion. The fair market value of the common stock determined in accordance with the warrant agreements on the date of conversion was $4.25 per share. The shares were issued pursuant to equity securities originally offered and sold in January 2004 without registration under the Securities Act to accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The issuance of the shares in October 2004 was in reliance upon the exemption provided by Section 3(a)(9) of the Securities Act. An appropriate legend will be placed on the shares. The shares are included on an effective registration statement for the resale of such shares.

The shares issued to Mr. Kwon and to the private equity funds managed by Nikko Antfactory K.K are subject to lock-up agreements in favor of certain underwriters providing that the shares may not be sold until 90 days after the effective date of a prospectus contained in a registration statement currently on file with the SEC. Such registration statement has not been declared effective as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Patrick Gray
Patrick Gray
Vice President, Operations and Controller

Date: November 1, 2004